EXHIBIT 23


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-02028, 33-32610, 33-40736, 33-40743, 33-51076,
33-55306, 333-39057, 333-82758, 333-96357 and 333-99561) of The Bombay Company,
Inc. of our report dated April 29, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Fort Worth, Texas
April 29, 2005